                                                                  EXHIBIT 3.1.52

                               ARTICLES OF MERGER
                                       OF
                        SANM ACQUISITION SUBSIDIARY, INC.
                                  WITH AND INTO
                               MANU-TRONICS, INC.
                          UNDER SECTION 180.1105 OF THE
                            BUSINESS CORPORATION LAW
                            OF THE STATE OF WISCONSIN

         Pursuant to Section 180.1105 of the Business Corporation Law of the State of Wisconsin, Manu-tronics, Inc., a Wisconsin corporation ("Manu"), hereby certifies to the following information relating to the merger of SANM Acquisition Subsidiary, Inc., a Wisconsin corporation ("SANM") with and into Manu (the "Merger").

         I.       The name of the merging Wisconsin corporation is:

                                    SANM Acquisition Subsidiary, Inc.

         II.      The name of the surviving Wisconsin corporation is:

                                    Manu-tronics, Inc.

         III. The Agreement and Plan of Merger, dated March 30, 1999 by and among Sanmina Corporation, a Delaware corporation, SANM and Manu (the "Merger Agreement"), and adopted by the surviving and the non-surviving corporations is attached hereto as Exhibit A.

         IV. The Agreement setting forth the terms and conditions of the Merger has been approved by each corporation that is a party to the merger, in accordance with the provisions of Section 180.1103 of the Wisconsin statutes.

         Executed by the surviving corporation on behalf of all parties to the merger this 30th day of March, 1999, effective as of March 30, 1999.

                                    MANU-TRONICS, INC.

                                    /s/ Roger R. Mayer
                                    ------------------------------
                                    Roger R. Mayer, President & CEO

                          THIS DOCUMENT IS DRAFTED BY:
                           ROSEANN M. ROTANDARO, ESQ.,
                        WILSON SONSINI GOODRICH & ROSATI
                     650 PAGE MILL ROAD, PALO ALTO, CA 94306

                                    EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

                                    EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

                           DATED AS OF MARCH 30, 1999

                                      AMONG

                               SANMINA CORPORATION

                        SANM ACQUISITION SUBSIDIARY, INC.

                                       AND

                               MANU-TRONICS, INC.

                                TABLE OF CONTENTS

                                                                                                Page
                                                                                                ----
ARTICLE I THE MERGER..........................................................................    1

         SECTION 1.1.      The Merger.........................................................    1
         SECTION 1.2.      Closing............................................................    2
         SECTION 1.3.      Effective Time.....................................................    2
         SECTION 1.4.      Effects of the Merger..............................................    2
         SECTION 1.5.      Certificate of Incorporation and Bylaws............................    2
         SECTION 1.6.      Directors..........................................................    2
         SECTION 1.7.      Officers...........................................................    2
         SECTION 1.8.      Effect on Capital Stock............................................    2
         SECTION 1.9.      Dissenting Shares..................................................    4
         SECTION 1.10.     Exchange of Certificates...........................................    4
         SECTION 1.11.     Escrow.............................................................    7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................................    7

         SECTION 2.1.      Organization, Standing and Corporate Power.........................    7
         SECTION 2.2.      Subsidiaries.......................................................    8
         SECTION 2.3.      Capital Structure..................................................    8
         SECTION 2.4.      Authority; Noncontravention........................................    8
         SECTION 2.5.      Financial Information..............................................    9
         SECTION 2.6.      Absence of Certain Changes or Events...............................   10
         SECTION 2.7.      Litigation.........................................................   11
         SECTION 2.8.      Contracts..........................................................   11
         SECTION 2.9.      Compliance with Laws...............................................   12
         SECTION 2.10.     Environmental Matters..............................................   12
         SECTION 2.11.     Labor Matters......................................................   14
         SECTION 2.12.     Absence of Changes in Benefit Plans................................   14
         SECTION 2.13.     ERISA Compliance...................................................   15
         SECTION 2.14.     S Corporation Status...............................................   17
         SECTION 2.15.     Taxes..............................................................   17
         SECTION 2.16.     No Excess Parachute Payments.......................................   17
         SECTION 2.17.     Title to Properties................................................   18
         SECTION 2.18.     Intellectual Property..............................................   18
         SECTION 2.19.     Voting Requirements................................................   19
         SECTION 2.20.     Brokers; Schedule of Fees and Expenses.............................   19
         SECTION 2.21.     Accounting Matters.................................................   19
         SECTION 2.22.     Equipment and Other Personal Property Leases.......................   19
         SECTION 2.23.     Product and Service Warranties.....................................   19
         SECTION 2.24.     Orders, Commitments and Returns....................................   20
         SECTION 2.25.     Customers..........................................................   20
         SECTION 2.26.     Suppliers..........................................................   20

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                Page
                                                                                                ----
         SECTION 2.27.     Inventory..........................................................   20

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB..................................   21

         SECTION 3.1.      Organization, Standing and Corporate Power.........................   21
         SECTION 3.2.      Capital Structure..................................................   21
         SECTION 3.3.      Authority; Noncontravention........................................   22
         SECTION 3.4.      SEC Documents......................................................   23
         SECTION 3.5.      Absence of Certain Changes or Events...............................   23
         SECTION 3.6.      Litigation.........................................................   24
         SECTION 3.7.      Compliance with Laws...............................................   25
         SECTION 3.8.      Taxes..............................................................   25
         SECTION 3.9.      Title to Properties................................................   25
         SECTION 3.10.     Voting Requirements................................................   25
         SECTION 3.11.     Brokers; Schedule of Fees and Expense..............................   25
         SECTION 3.12.     Accounting Matters.................................................   26
         SECTION 3.13.     Interim Operations of Sub..........................................   26

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME................................................   26

         SECTION 4.1.      Conduct of Business by the Company.................................   26

ARTICLE V ADDITIONAL AGREEMENTS...............................................................   28

         SECTION 5.1.      Registration of Parent Common Stock................................   28
         SECTION 5.2.      Access to Information; Confidentiality.............................   28
         SECTION 5.3.      No Solicitation....................................................   28
         SECTION 5.4.      Public Announcements...............................................   29
         SECTION 5.5.      Letters of the Company's Accountants...............................   29
         SECTION 5.6.      Letters of Parent's Accountants....................................   29
         SECTION 5.7.      Affiliates; Lockup Agreements......................................   29
         SECTION 5.8.      Pooling of Interests...............................................   30
         SECTION 5.9.      Tax Treatment......................................................   30
         SECTION 5.10.     FIRPTA.............................................................   30
         SECTION 5.11.     NMS Listing........................................................   30
         SECTION 5.12.     Stop Transfer......................................................   30
         SECTION 5.13.     Non-Competition Agreement..........................................   30
         SECTION 5.14.     Certain Tax Matters................................................   30
         SECTION 5.15.     Reasonable Efforts; Notification...................................   31
         SECTION 5.16.     Fees and Expenses..................................................   32
         SECTION 5.17.     Executive Compensation Matters.....................................   32
         SECTION 5.18.     Facility Lease.....................................................   32
         SECTION 5.19.     S Corporation Tax Matters..........................................   32

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                Page
                                                                                                ----
ARTICLE VI CONDITIONS PRECEDENT TO THE MERGER.................................................   33

         SECTION 6.1.      Conditions to Obligations of Each Party to Effect the Merger.......   33
         SECTION 6.2.      Additional Conditions to Obligation of the Company.................   34
         SECTION 6.3.      Additional Conditions to Obligations of Parent and Sub.............   34

ARTICLE VII SURVIVAL, ESCROW AND INDEMNIFICATION..............................................   35

         SECTION 7.1.      Survival of Representations and Warranties.........................   35
         SECTION 7.2.      Limitation of Remedies.............................................   39

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER................................................   39

         SECTION 8.1.      Termination........................................................   39
         SECTION 8.2.      Effect of Termination..............................................   40
         SECTION 8.3.      Amendment..........................................................   40
         SECTION 8.4.      Extension; Waiver..................................................   41

ARTICLE IX GENERAL PROVISIONS.................................................................   41

         SECTION 9.1.      Notices............................................................   41
         SECTION 9.2.      Definitions........................................................   42
         SECTION 9.3.      Interpretation.....................................................   42
         SECTION 9.4.      Counterparts.......................................................   42
         SECTION 9.5.      Entire Agreement; No Third-Party Beneficiaries.....................   42
         SECTION 9.6.      Governing Law......................................................   43
         SECTION 9.7.      Assignment.........................................................   43
         SECTION 9.8.      Enforcement........................................................   43
         SECTION 9.9.      Severability.......................................................   43

         Exhibit A:        Shareholder Agreement
         Exhibit B:        Escrow Agreement
         Exhibit C:        Registration Rights Agreement
         Exhibit D:        Company Affiliate Agreement
         Exhibit E:        Parent Affiliate Agreement
         Exhibit F:        Noncompetition Agreement
         Exhibit G:        Employment Agreement
         Exhibit H:        Lease Agreement
         Exhibit I:        Indemnification Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of March 30, 1999, among Sanmina Corporation, a Delaware corporation ("Parent"), SANM Acquisition Subsidiary, Inc., a Wisconsin corporation and a wholly owned subsidiary of Parent ("Sub"), and Manu-tronics, Inc., a Wisconsin corporation (the "Company").

                                    RECITALS

         A. The respective Boards of Directors of Parent, Sub and the Company, and Parent, acting as the sole shareholder of Sub, have approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, no par value, of the Company ("Company Common Stock"), other than Company Common Stock owned by Parent, Sub or the Company, will be converted into the right to receive common stock, par value $.01 per share, of Parent ("Parent Common Stock").

         B. Substantially concurrently herewith and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and certain shareholders of the Company have entered into a Shareholder Agreement in the form attached hereto as Exhibit A (the "Shareholder Agreement").

         C. Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         D. For Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         E. For financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I
                                   THE MERGER

         SECTION 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance wish the Business Corporation Law of the State of Wisconsin (the "Wisconsin Law"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.3). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the Wisconsin Law.

At the election of Parent, any direct or indirect wholly owned subsidiary (as defined in Section 9.2) of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties hereto agree to execute an appropriate amendment to this Agreement in order to reflect such substitution.

         SECTION 1.2. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), at the offices of O'Connor & Willems, S.C., 6633 Green Bay Road, Kenosha, Wisconsin 53142, unless another date or place is agreed to in writing by the parties hereto.

         SECTION 1.3. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file articles of merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the Wisconsin Law and shall make all other filings or recordings required under the Wisconsin Law. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Wisconsin Department of Financial Institutions, or at such other time as Parent and the Company shall agree should be specified in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

         SECTION 1.4. Effects of the Merger. The Merger shall have the effects set forth in Section 180.1106 of the Wisconsin Law.

         SECTION 1.5.      Certificate of Incorporation and Bylaws.

                  (a) The Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time and as attached hereto, shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  (b) The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         SECTION 1.6. Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         SECTION 1.7. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         SECTION 1.8. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

                  (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, with no par value, of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company and each share of Company Common Stock that is owned by Parent or Sub shall automatically be canceled and retired and shall cease to exist and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

                  (c)      Conversion of Company Common Stock. Subject to
Section 1.10(e) and 1.11, each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 1.8(b)) shall be converted into the right to receive a number of fully paid and nonassessable shares of Parent Common Stock equal to the quotient of (X) divided by (Y), where
(X) equals 750,000 (the "Consideration Common") and (Y) equals the number of issued and outstanding shares of Company Common Stock at the Effective Tune (such quotient being hereafter referred to as the "Exchange Ratio"). The Exchange Ratio will be subject to adjustment as follows: In the event that at the Effective Time the Consideration Common Value (as defined below) is less than $40,500,000, the number of Consideration Common shares will be increased to an amount equal to $40,500,000 divided by the Average Pre-Closing Price (as defined below) up to a maximum aggregate of 900,000 Consideration Common shares. In the event that at the Effective Time, the Consideration Common Value is greater than $51,000,000, the number of Consideration Common shares will be decreased to an amount equal to $51,000,000 divided by the Average Pre-Closing Price subject to a minimum aggregate of 600,000 Consideration Common shares. For purposes hereof, "Consideration Common Value" shall be equal to the number of Consideration Common shares multiplied by the Average Pre-Closing Price (as defined below) and "Average Pre-Closing Price" shall be equal to the average of the last reported sale price of Sanmina Common Stock on the NASDAQ National Market on the ten consecutive trading days ending on the trading day prior to the date as of which the Consideration Common Value is being determined.

         As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 1.10, without interest, and the right to receive the dividend in accordance with Section 4.1(a). Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or if Parent pays an extraordinary dividend, the Exchange Ratio shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange or extraordinary dividend.

                  (d) Stock Option Plans. Company does not have, as of the date of this Agreement, and will not at the Effective Time have any stock option, stock purchase or other plan providing for the issuance of stock, options, stock purchase rights or similar rights to employees, directors, consultants or other parties.

         SECTION 1.9.      Dissenting Shares.

                  (a) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of Company Common Stock who has demanded and perfected appraisal rights for such shares in accordance with the Wisconsin Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Parent Common Stock pursuant to Section 1.8(c) but the holder thereof shall only be entitled to such rights as are granted by the Wisconsin Law.

                  (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Common Stock who demands appraisal of such shares under the Wisconsin Law shall effectively withdraw the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock, without interest thereon, upon surrender of the certificate representing such shares.

                  (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to the Wisconsin Law and received by the Company which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal under the Wisconsin Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of Company Common Stock or offer to settle or settle any such demands.

         SECTION 1.10.     Exchange of Certificates.

                  (a) Exchange Agent. As of the Effective Tune, Parent shall deposit with Norwest Bank Minnesota, N.A. or such other bank or trust company as may be designated by Parent (the "Exchange Agent"), for the benefit of the holders of sham of Company Common Stock, for exchange in accordance with this Article I, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such share of Parent Common Stock, together with say dividends or distributions with respect thereto with a record date after the Effective Tune sad any each payments in lieu of any fractional shares of Parent Common Stock, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.8 in exchange for outstanding shares of Company Common Stock, other than the shares of Company Common Stock that will be deposited in escrow pursuant to Section 1.11.

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding share of Company Common Stock (the "Certificates") which shares were converted into the right to receive shares of Parent Common Stock pursuant to
Section 1.8(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of Section 1.8 after taking into account all the shares of Company Common Stock then held by such holder under all such Certificates so surrendered, cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 1.10(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 1.10(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.10(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon ach surrender the certificate representing shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock as contemplated by Section 1.10(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 1.10(c). No interest will be paid or will accrue on any cash payable pursuant to Sections 1.10(c) or 1.10(e).

                  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shams shall be paid to any such holder pursuant to Section 1.10(e) until the holder of record of such Certificate shall surrender such Certificate. Following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.10(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distribution with a record date after the

Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

                  (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 1.10(c) or 1.10(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Section 1.10.

                  (e)      No Fractional Shares.

                           (i)      No certificates or scrip representing
fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of parent.

                           (ii)     Notwithstanding any other provision of this
Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount, less the amount of any withholding taxes which may be required thereon, equal to such fractional part of a share of Parent Common Stock multiplied by the per share closing price of Parent Common Stock on the Closing Date, as such price is reported on the Nasdaq Stock Market Nations Market (as reported by The Wall Street Journal, or, if not reported thereby, any other authoritative source).

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent upon demand, and any holders of the Certificates who have not therefore complied with this
Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

                  (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

                  (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by parent, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that any be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions can shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

         SECTION 1.11. Escrow. At the Closing, Parent shall withhold from the Consideration Common and deliver to the Norwest Bank Minnesota, N.A. as Escrow Agent (in its capacity as Escrow Agent, the "Escrow Agent"), pursuant to the terms of an Escrow Agreement among Parent, Roger R. Mayer (the "Shareholder Agent") and the Escrow Agent substantially in the form of Exhibit B hereto (the "Escrow Agreement"), 10% of the aggregate Consideration Common (such amount, together with dividends or other distributions and earnings thereon, being referred to herein as the "Escrow Amount"), which Escrow Amount shall be held and disbursed in accordance with the terms of the Escrow Agreement. The Escrow Amount shall be available to compensate Parent and its affiliates for any claims, losses, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, incurred by parent, its officers, directors or affiliates (including the Surviving Corporation) in accordance with the indemnification provisions of Article VII of this Agreement.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as set forth on the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

         SECTION 2.1. Organization, Standing and Corporate Power. The Company and each of its subsidiaries (as defined in Section 9.2) is a corporation duly organized, validly exiting and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in any such jurisdiction where the failure to be so qualified or licensed individually or in the aggregate would not have a material adverse effect (as defined in Section 9.2) on the Company. The Company has delivered to Parent complete and correct copies of the Articles of Incorporation and Bylaws, in each use as amended to the date hereof, of the Company and of each of its subsidiaries.

         SECTION 2.2. Subsidiaries. Except as set forth in Section 2.2 of the Company Disclosure Schedule, the Company has no subsidiaries and does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other investment in any other entity.

         SECTION 2.3. Capital Structure. The authorized capital stock of the Company consists of 2,000 shares of Company Common Stock, no per value. At the close of business on the date immediately preceding the date of this Agreement, (a) 1,938 shares of Company Common stock were issued and outstanding,
(b) no shares of Company Common Stock were held by the Company in its treasury and (c) no shares of Company Common Stock were reserved for issuance pursuant to stock option, stock purchase or similar plans. The holders of record and beneficial owners of all of the issued and outstanding shares of Company Common Stock are set forth on Section 2.3 of the Company Disclosure Schedule. Except as set forth above, at the close of business on the date immediately preceding the date of this Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of the Company may vote. There are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party, or by which it is bound, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are not any outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock or other securities of the Company. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of capital stock of the Company.

         All of the outstanding capital stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever (collectively, "Liens") or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any subsidiary of the Company. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company.

         SECTION 2.4. Authority; Noncontravention. The Company has the requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of this Agreement, to approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of the Company under any provision of (a) the Articles of Incorporation or Bylaws of the Company, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or its properties or assets except the two (2) InvestorsBank Commitments and Loan Agreements both dated September 22, 1998 and the Bank One Wisconsin f/k/a Bank One, Milwaukee, National Association, Second Amended and Restated Loan and Security Agreement dated June 29, 1998 or (c), subject to the governmental filings and other matters referred to in the following sentence, any (i) statute, law, ordinance, rule or regulation or (ii) judgment, order or decree applicable to the Company or its properties or assets, other than, in the case of clause (b) and clause (c)(i), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement, or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any third party, including any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a Governmental Entity"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (1) the filing of a Premerger Notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (2) the filing of the Articles of Merger with the Wisconsin Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and
(3) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

         SECTION 2.5.      Financial Information.

                  (a) The Company has furnished Parent with a copy of (i) the unaudited balance sheet of the Company as of December 31, 1998, and the related unaudited statements of income and cash flows for the 3 month period then ended (together with any notes thereto, the "Interim

Financials"), and (ii) the audited balance sheets of the Company as of September 26, 1998, 1997 and 1996 and the related audited statements of operations, shareholders' equity and cash flows for the fiscal years then ended together with any notes thereto (collectively, the "Annual Financials"). Interim Financials and the Annual Financials (including, any related note to arch statements) (i) have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved, except to the extent required by change in GAAP and (ii) fairly and accurately present the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods indicated.

                  (b) Except as and to the extent set forth in the balance sheet included in the Interim Financials or except as disclosed in the Company Disclosure Schedule, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of the Company or in the notes thereto, prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since December 31, 1998, none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit.

         SECTION 2.6. Absence of Certain Changes or Events. Since the date of the Interim Financials, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been:

                  (a) any material adverse change (as defined in Section 9.2) in the company or any of its subsidiaries;

                  (b) except as disclosed in Section 2.6(b) of the Company Disclosure Schedule or except as set forth in Section 4.1(a) of this Agreement any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock;

                  (c) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock;

                  (d) (x) any granting by the Company or any of its subsidiaries to any officer of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice, (y) any granting by the Company or any of its subsidiaries to any officer of any increase in severance or termination pay or (z) any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any officer;

                  (e) any damage, destruction or loans, whether or not covered by insurance, that individually or in the aggregate would have a material adverse effect on the Company or any of its subsidiaries;

                  (f) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles;

                  (g) any tax election that individually or in the aggregate would have a material adverse effect an the Company or any of its tax attributes or any settlement or compromise of any material income tax liability;

                  (h) any incurrence of any material obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), except items incurred in the ordinary course of business and conduct with past practice;

                  (i) any write-down of the value of any of the Inventory (as defined herein) of the Company or of any of its subsidiaries, except for immaterial write-downs and write-offs made in the ordinary course of business, consistent with past practice and at a rate no greater than during the twelve
(12) months ended December 31, 1998;

                  (j) any cancellation of any debts or claims, or waiver of any rights, of substantial value;

                  (k) any sale, transfer, conveyance, encumbrance or grant of any security interest in any of the Company's assets (whether real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

                  (l) except capital expenditures in connection with the Company's facility expansion project as disclosed in Section 2.6(l) to the Company's Disclosure Schedule, any capital expenditure or commitment in excess of $100,000 in the aggregate for replacements or additions to property, plant, equipment or intangible capital assets of the Company; or

                  (m) any agreement, whether in writing or otherwise, to take any action described in this Section 2.6.

         SECTION 2.7. Litigation. There is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries that individually or in the aggregate would have a material adverse effect on the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its subsidiaries that individually or in the aggregate would have a material adverse effect on the Company.

         SECTION 2.8. Contracts. Section 2.8 of the Company Disclosure Schedule sets forth a list of the Company's material contracts. Neither the Company nor any of its subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that individually or in the aggregate would not have a material adverse effect on the Company. The Company has not entered into any contract, agreement arrangement or understanding with any affiliate of the Company.

         SECTION 2.9. Compliance with Laws. The Company and each of its subsidiaries is in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Entity (collectively, "Legal Provisions") applicable to its business or operations, except for instances of possible noncompliance that, individually or in the aggregate, would not have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger. The Company and each of its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights, including all authorizations under Environmental Laws (as hereinafter defined) ("Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under, or violation of any such Permit, except for the lack of Permits and for defaults under, or violations of Permits which lack, default or violation individually or in the aggregate would not have a material adverts effect on the Company. Except as disclosed in the Company Disclosure Schedule, the Company has not received any notice or other communication from any Governmental Entity alleging any violation of any Legal Provision by the Company.

         SECTION 2.10. Environmental Matters. For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

                  (a)      Definitions:

                           (i)      "Hazardous Material" is any material or
substance that is prohibited or regulated by any Environmental Law or that has been designated by any Governmental Authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

                           (ii)     "Governmental Authority" is any local,
state, provincial, federal, or international governmental authority or agency which has had or now has jurisdiction over any portion of the subject matter of this Agreement, any Business Facility or the Company.

                           (iii)    "Business Facility" is any property
including the land, the improvements thereon, the groundwater thereunder and the surface water thereon, that is or at any time has been owned, operated, occupied, controlled or leased by the Company in connection with the operation of its business.

                           (iv)     "Disposal Site" is a landfill, disposal
agent, waste hauler or recycler of Hazardous Materials.

                           (v)      "Environmental Laws" are all applicable
laws, rules, regulations, orders, treaties, statutes, and codes promulgated by any Governmental Authority which prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, comparable laws, rules, regulations, ordinances, orders, treaties, statutes, and codes of other Governmental Authorities, the regulations promulgated pursuant to any of the foregoing, and all amendments and modifications of any of the foregoing, all as amended to date.

                           (vi)     "Hazardous Materials Activity" is the
transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product containing a Hazardous Material.

                           (vii)    "Environmental Permit" is any approval,
permit, license, clearance or consent required to be obtained from any private person or any Governmental Authority with respect to a Hazardous Materials Activity which is or was conducted by the Company. Except a set forth in the Company Disclosure Schedule, the Company hereby represents and warrants to Sanmina that:

                  (b) Condition of Property: As of the Closing, except in compliance with Environmental Laws in a manner that could not reasonably be expected to subject the Company to liability, to the knowledge of the Company after reasonable inquiry, no Hazardous Materials are present on any Business Facility currently owned, operated, occupied, controlled or leased by the Company or were present on any other Business Facility at the time it ceased to be owned, operated, occupied, controlled or leased by the Company. Except as set forth in Section 2.10(a) of the Company Disclosure Schedule, there are no underground storage tanks, asbestos which is friable or likely to become friable or PCBs present on any Business Facility currently owned, operated, occupied, controlled or leased by the Company or as a consequence of the acts of the Company or its agents.

                  (c) Hazardous Materials Activities: The Company has conducted all Hazardous Material Activities relating to its business in compliance in all material respects with all applicable Environmental Laws. The Hazardous Materials Activities of the Company prior to the Closing have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such person.

                  (d) Permits: Section 2.10(d) of the Company Disclosure Schedule accurately describes all of the Environmental Permits currently held by the Company and relating to its business and the listed Environmental Permits are all of the Environmental Permits necessary for the continued conduct of any Hazardous Material Activity of the Company relating to its business as such activities are currently being conducted. All such Environmental Permits are valid and in full force and effect. The Company has complied in all material respects with all covenants and conditions of any Environmental Permit which is or has been in force with respect to its Hazardous Materials Activities. No circumstances exist which could cause any Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee. All Environmental Permits other consent and clearances required by any Environmental Law or any agreement to which the Company is bound as a condition to the performance and enforcement of this Agreement, have been obtained or will be obtained prior to the Closing at no cost to Sanmina.

                  (e)      Environmental Litigation: Except as set forth in
Section 2.10(e) of the Company Disclosure Schedule, no action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the best of the Company's knowledge, threatened, concerning or relating to any Environmental Permit or any Hazardous Materials Activity of the Company relating to its business, or any Business Facility.

                  (f) Offsite Hazardous Material Disposal: The Company has transferred or released Hazardous Materials only to those Disposal Sites set forth in Section 2.10(f) of the Company Disclosure Schedule; and no action, proceeding, liability or claim exists or is threatened against any Disposal Site or against the Company with respect to any transfer or release of Hazardous Materials relating to the Business to a Disposal Site which could reasonably be expected to subject the Company to liability.

                  (g) Environmental Liabilities: The Company is not aware of any fact or circumstance, which could result in any environmental liability which could reasonably be expected to result in a material adverse effect on the business or financial status of the Company.

                  (h) Reports and Record: The Company has delivered to Sanmina or made available for inspection by Sanmina and its agents, representative and employees all records in the Company's possession concerning the Hazardous Material Activities of the Company relating to its business and all environmental audits and environmental assessments of any Business Facility conducted at the request of, or otherwise in the possession of the Company. The Company has complied with all environmental disclosure obligations imposed by applicable law with respect to this transaction.

         SECTION 2.11. Labor Matters. There are no collective bargaining agreements or other labor union agreements to which the Company or any of its subsidiaries is a party, or by which it is bound. The Company and each of its subsidiaries is in compliance with all federal, state and local laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. There is no unfair labor practice complaint against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or the United States Department of Labor. There is no labor strike, dispute, slowdown or stoppage in progress or, to the knowledge of the Company, threatened against or involving the Company or any of its subsidiaries. No question concerning representation has been raised or, to the knowledge of the Company, is threatened respecting the Company or any of its subsidiaries. No grievance or arbitration proceeding is pending and, to the knowledge of the Company, no claim therefor exists. No private agreement restricts the Company or any of its subsidiaries from relocating, closing or terminating any of its operations or facilities. Neither the Company nor any of its subsidiaries has, in the past three years, experienced any labor strike, dispute, slowdown, stoppage or other labor difficulty.

         SECTION 2.12. Absence of Changes in Benefit Plans. Except as disclosed in Section 2.12 of the Company Disclosure Schedule, since December 31, 1998, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or directors of the Company (collectively, "Benefit Plans"). Except as disclosed in the Company Disclosure Schedule, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company, any current or former employee, officer or director of the Company, which is either currently effective or will become effective at the Closing Date.

         SECTION 2.13.     ERISA Compliance.

                  (a) Section 2.13(a) of the Company Disclosure Schedule contains a list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), "employee benefit plans" (as defined in Section 3(3) of ERISA), which are maintained in connection with any trust described in Section 501(c)(9) of the Code, and all other Benefit Plans maintained, or contributed to, by the Company or any person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (the Company and each such other person or entity, a "Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of the Company. The Company has made available to Parent true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan.(if any such report was required), (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan has been administered in all material respects in accordance with its terms. The Company and all the Benefit Plans are all in compliance in all material respects with applicable provisions of ERISA and the Code.

                  (b) All Pension Plans have been the subject of determination letters from the Internal Revenue Service to the affect that such Pension Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any event occurred since the date of its most recent determination letter or application therefor that would adversely affect its qualification or materially increase its costs.

                  (c) Neither the Company nor any Commonly Controlled Entity has maintained, contributed or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA.

                  (d) With respect to any Benefit Plan that is an employee welfare benefit plan, there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without material liability to the Company on or at any time after the Effective Time.

                  (e) Neither the Company nor any of its subsidiaries contributes to or has any liability to the Pension Benefit Guaranty Corporation or any other person, plan or entity under or with respect to (i) a pension plan subject to Title IV of ERISA or Section 412 of the Code, (ii) a multi-employer pension plan, as defined in Section 3(37) of ERISA or (iii) an employee welfare benefit plan. Neither the Company nor any of its subsidiaries maintain an employee welfare benefit plan providing health or medial benefits for retired employees.

                  (f) No employee welfare benefit plan of the company or any of its subsidiaries provides for continuing benefits or coverage after termination or retirement from employment, except with respect to any "group health plan" as defined in Section 4980B(g) of the Code and Section 607 of ERISA. With respect to any Benefit Plan which is a "group health plan," as so defined, the Company warrants that in all "qualified events" (including those resulting from the Merger) occurring prior to or on the Closing Date, the Company has or will offer to its eligible employees and their "qualified beneficiaries" the opportunity to elect continuation coverage under Section 602 of ERISA to the extent required by ERISA Sections 601-607 and will provide that coverage if elected, at no expense to Parent.

                  (g) There is no Benefit Plan covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, could give rise to the payment of an amount that would not be deductible pursuant to the terms of Sections 280G or 162 of the Code.

                  (h) Neither the Company nor any of its subsidiaries nor any of their "affiliates" (as defined in ERISA) has ever participated in or withdrawn from a multi-employer plan as defined in Section 4001(a)(3) of Title IV of ERISA, and neither the Company nor any of its subsidiaries has incurred or owes any liability as a result of any partial or complete withdrawal by any employer from such a multi-employer plan as designated under Sections 4201, 4203, or 4205 of ERISA.

                  (i) No employee of the Company or any of its subsidiaries is obligated under any agreement or judgment that would conflict with such employee's obligation to use his best efforts to promote the interests of the Company or would conflict with the Company's business as conducted or proposed to be conducted. No employee of the Company or any of its subsidiaries is in violation of the terms of any employment agreement or any other agreement relating to such employee's relationship with any previous employer and no litigation is pending or threatened with regard thereto.

                  (j) No employee of the Company will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement.

                  (k) The deduction of any amount payable pursuant to the terms of the Benefit Plans will not be subject to disallowances under Section 162(m) of the Code.

         SECTION 2.14. S Corporation Status. The Company is an S corporation, as defined in Section 1361 of the Code, has been an S corporation since September 1, 1989, and will continue to be an S corporation until the Closing Date.

         SECTION 2.15. Taxes. As of the Effective Time: The Company has filed on or before the applicable due date except as extended until June 15, 1999 all Tax returns and reports ("Returns") required to be filed by it relating to any and all Taxes concerning or attributable to the Company or its operations, and such Returns were, when filed, true and correct and have been completed in all respects in accordance with applicable law. The Interim Financials reflect an adequate reserve for all taxes required to be paid or accrued by the Company for all taxable periods and portions thereof through the date of such financial statements except for the Wisconsin Environmental Surcharge in a maximum amount of less than $10,000. No deficiencies for any taxes have been proposed, asserted or assessed against the Company, nor is there any reasonable basis for the assertion of any such deficiency. No material special charges, penalties, fines, liens, or similar encumbrances have been asserted against the Company with respect to payment of or failure to pay any taxes. Proper amounts have been withheld by the Company from employee compensation payments for all periods in compliance with the Tax withholding provisions of applicable federal and state laws. None of the Federal income Tax returns of the Company within the past seven years have been examined by the United States Internal Revenue Service for the fiscal years through September 26, 1998. The Company has not been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. There is no pending, or to the knowledge of the Company, threatened action, audit, proceeding or investigation for the assessment or collection of any Taxes, nor has the Company been notified within the past seven years of any request for such an audit or other examination. There are no requests for rulings, subpoenas, or information pending with respect to any taxing authority. The Company does not have any liabilities for unpaid federal, state, local, and foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Company's balance sheet, whether asserted or unasserted, contingent or otherwise. The Company has not taken any action nor does it have any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. As used in this Agreement, "Tax" or collectively "Taxes" shall include all Federal, state, local and foreign taxes, assessments and other governmental charges, duties, imposition and liabilities, including taxes based upon or measured by gross receipts, profits, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever together with all image, penalties, and additions imposed with respect to such amounts and any obligation under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

         SECTION 2.16. No Excess Parachute Payments. No amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any of its subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury

Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b)(l) of the Code). No such person is entitled to receive any additional payment from the Company, the Surviving Corporation or any other person (a "Parachute Gross-Up Payment") in the event that the excise Tax of Section 4999(a) of the Code is imposed on such person. No officer, director or employee of the Company or any of its subsidiaries has been granted any right to seize any Parachute Gross-up Payment by the Company or any of its subsidiaries.

         SECTION 2.17.     Title to Properties.

                  (a) Section 2.17 of the Company Disclosure Schedule contains a correct and complete list of each item of capital equipment, including machinery and equipment, tools, dies, fixtures, furniture, furnishings, plant and office equipment and vehicles with a value in exotics of $50,000 which is owned by the Company or one of its subsidiaries and used in connection with its business (the "Equipment").

                  (b) The Company and each of its subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not materially interfere with the ability of the Company or any of its subsidiaries to conduct its business as currently conducted. All such material assets and properties, other than assets and properties in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens and except for Liens that individually or in the aggregate would not materially interfere with the ability of the Company and each of its subsidiaries to conduct its business as currently conducted.

                  (c) The Company and each of its subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. The Company and/or one or more of its subsidiaries enjoys peaceful and undisturbed possession wider all such material leases, except for failures to do so that would not individually or in the aggregate have a material adverse effect on the Company.

         SECTION 2.18. Intellectual Property. The Company owns, or is validly licensed or otherwise has the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the business of the Company and its subsidiaries taken as a whole. No claims are pending or, to the knowledge of the Company, threatened that the Company or any of its subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of the Company, no person is infringing the rights of the Company or any of its subsidiaries with respect to any Intellectual Property Right. Neither the

Company nor any of its subsidiaries has licensed, or otherwise granted, to any third party, any rights in or to any Intellectual Property Rights.

         SECTION 2.19. Voting Requirements. The affirmative vote of a majority of the shareholders of the Company is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

         SECTION 2.20. Brokers; Schedule of Fees and Expenses. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         SECTION 2.21. Accounting Matters. The Company has not taken or agreed to take any action that would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

         SECTION 2.22.     Equipment and Other Personal Property Leases.

         Section 2.22 of the Company Disclosure Schedule sets forth a correct and complete list of all of the leases of Equipment. and other personal property to which the Company or any of its subsidiaries is a party (the "Equipment and Other Personal Property Leases"). The Equipment and Other Personal Property Leases listed in Section 2.22 include all leases by the Company or any of its subsidiaries of any item of personal property used by the Company or any of its subsidiaries in connection with the operation of their businesses. Except as set forth in such Section 2.22, all of the equipment and personal property leased by the Company or any of its subsidiaries under the Equipment, and Other Personal Property Leases is currently used by the Company and/or one or more of its subsidiaries in the ordinary course of their businesses. The Company has delivered to Parent correct and complete copies of all Equipment and Other Personal Property Leases. The Equipment and Other Personal Property Leases are valid, subsisting and in full force and effect, and neither the Company nor any other party thereto is in default of any of its obligations under any of such leases. Except as set forth in such Section 2.22, no consent to the consummation of the transactions contemplated by this Agreement is required from the lessors of any of the Equipment or Other Personal Property.

         SECTION 2.23. Product and Service Warranties. Except as described in Section 2.23 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has given or made any warranties to third parties with respect to any products supplied or services performed in respect of their businesses which may still be in effect at any time after the date hereof, except for warranties imposed by law. Except as described in such Section 2.23, there have been no claims or investigations made with respect to any product or service warranties which have not been fully settled and resolved or any unresolved warranty claims. The Company does not know or have any reason to know of any basis for any other claim or investigation.

         SECTION 2.24. Orders, Commitments and Returns. Section 2.24 of the Company Disclosure Schedule contains a correct and complete list of purchase orders, contracts and agreements for the sale of goods and services by the Company or any of its subsidiaries (collectively, the "Customer Purchase Orders"). Each of the Customer Purchase Orders is a firm purchase order that has been released by the customer for production and no Customer Purchase Order is based on sales forecasts or other estimates of customer requirements that has not yet been released for production or converted to a firm purchase order. Each of the Customer Purchase Orders is in full force and effect and is a valid and binding obligation of the customer, and neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of the other parties thereto is in default under any of the Customer Purchase Orders. The aggregate of all accepted and unfilled orders for the sale of merchandise entered into by the Company or any of its subsidiaries does not exceed an amount which can reasonably be expected to be filled in the ordinary course of business on a schedule which will maintain satisfactory customer relationships, and the aggregate of all contracts or commitments for the purchase of products by the Company and all of its subsidiaries does not exceed an amount which is reasonable for the anticipated volumes of their businesses (all of which orders, contracts and commitments were made in the ordinary course of business). There are no asserted, or if unasserted, sustainable, claims to return merchandise of the Company or any of its subsidiaries by reason of alleged overshipments, defective merchandise, breach of warranty or otherwise. There is no merchandise in the hands of customers under any understanding that such merchandise is returnable other than pursuant to the standard returns policy set forth in the contracts of the Company or any of its subsidiaries. The Company does not know or have reason to believe that either the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby will result in any cancellations or withdrawals of accepted and unfilled orders for the sale of merchandise.

         SECTION 2.25. Customers. Section 2.25 of the Company Disclosure Schedule contains a correct and complete list of all customers and accounts of the Company and each of its subsidiaries in respect of their businesses (the "Customers") and a correct and complete list of all contracts between any Customer and the Company or any of its subsidiaries (the "Customer Contracts"). The Company has provided to Parent such other records and documentation regarding the Customers as Parent has reasonably requested. Neither the Company nor any of its subsidiaries has received any information from any Customer listed in such Section 2.25 that such Customer will not continue as a customer of the Company, such subsidiary or Parent after the Closing or that any such Customer intends to terminate or materially modify any such Customer Contract.

         SECTION 2.26. Suppliers. Section 2.26 of the Company Disclosure Schedule contains an accurate and complete list of the names and addresses of the ten largest suppliers from whom the Company or any of its subsidiaries has purchased supplies during the past fiscal year. Neither the Company nor any of its subsidiaries has received any indication from any supplier listed on such
Section 2.26 (or otherwise has any reason to believe) that such supplier will not continue as a supplier of the Company, such subsidiary or Parent after the Closing.

         SECTION 2.27. Inventory. Section 2.27 of the Company Disclosure Schedule contains a correct and complete list of all inventory of the Company and its subsidiaries, including supplies, raw materials, work-in-process, spare parts, finished goods and returned material, both useable and excess, obsolete and damaged, used in connection with their businesses (the "Inventory"). The Inventory is of good and merchantable quality and are usable and saleable in the ordinary course of the Company's and its subsidiaries' businesses, except for items of obsolete materials and materials of below standard quality, all of which have been written down to realizable market value or for which adequate reserves have been provided.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                OF PARENT AND SUB

         Except as set forth on the disclosure schedule delivered by the Parent and Sub to Company prior to the execution of this Agreement (the "Parent/Sub Disclosure Schedule") and except as sets forth in the Parent SEC Documents (as defined below), Parent and Sub represent and warrant to the Company as follows:

         SECTION 3.1. Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware and Wisconsin, respectively, and has all requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate would not have a material adverse effect on Parent. Parent has delivered to the Company complete and correct copies of its Certificate of Incorporation and Bylaws and the Articles of Incorporation and Bylaws of Sub, in each case as amended to the date hereof.

         SECTION 3.2. Capital Structure. The authorized capital stock of Parent consists of 200,000,000 shares of Common Stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"). At the close of business on March 24, 1999, (a) 56,934,737 shares of Parent Common Stock were issued and outstanding (b) no shares of Preferred Stock were held by Parent in its treasury, and (c) 10,818,557 shares of Parent Common Stock were reserved for issuance pursuant to Parent's stock option and employee stock purchase plan ("Parent Equity Incentive Plans"). Except as set forth above, at the close of business on March 24, 1999, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Parent are, and all shares which may be issued pursuant to the Parent Equity Incentive Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders of Parent may vote. Except as set forth above, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent is a party, or by which it is bound, obligating Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or obligating Parent to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are not any outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of capital stock or other securities of Parent. There are no shareholder agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting of any shares of capital stock of Parent.

         All of the outstanding capital stock of Parent's subsidiaries is owned by Parent, directly or indirectly, free and clear of any lien (as defined in Section 2.3) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of law). There are no securities of Parent or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from Parent or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any subsidiary of Parent. There are no outstanding contractual obligations of Parent or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of Parent.

         SECTION 3.3. Authority; Noncontravention. Parent and Sub have all requisite corporate power and authority to enter into this Agreement (and, in the case of Parent, the Shareholder Agreement), and to consummate the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Shareholder Agreement). The execution and delivery of this Agreement (and, in the case of Parent, the Shareholder Agreement), and the consummation of the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Shareholder Agreement), have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement (and, in the case of Parent, the Shareholder Agreement) has been duly executed and delivered by Parent and Sub, and constitutes a valid and binding obligation of each such party, enforceable against each such party in accordance with its terms. The execution and delivery of this Agreement and the Shareholder Agreement do not, and the consummation of the transactions contemplated by this Agreement and the Shareholder Agreement and compliance with the provisions of this Agreement and the Shareholder Agreement will not, conflict with, or result in any violation of, or default (with or without notice of lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (a) the Certificate of Incorporation or Bylaws of Parent or the Articles of Incorporation or Bylaws of Sub or any provision of the comparable charter or organizational documents of any other subsidiary of Parent, (b) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets or (c) subject to the governmental filings and other matters referred to in the following sentence, any (i) statute, law, ordinance, rule or regulation or (ii) judgment, order or decree applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets, other than, in the case of clause (b) and clause (c)(i), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent,

(y) impair in any material respect the ability of Parent and Sub to perform their respective obligations hereunder or (z) prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent, Sub or any other subsidiary of Parent in connection with the execution and delivery of this Agreement (and, in the case of Parent, the Shareholder Agreement) by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated by this Agreement (and, in the case of Parent, those contemplated by the Shareholder Agreement), except for (1) the filing of a premerger notification and report form under the HSR Act, (2) the filing of the Articles of Merger with the Wisconsin Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business and (3) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the "blue sky" laws of various states, the failure of which to be obtained or made would not, individually or in the aggregate, have a material adverse affect on parent or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

         SECTION 3.4. SEC Documents. Parent has filed all required reports, schedules, forms, statements and other documents with the SEC since January 1, 1995 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulation of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Parent as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited financial forms, statements and other documents filed with the SEC by Parent ("Filed Parent SEC Documents"), Parent has no liabilities or obligation of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would have a material adverse effect on Parent.

         SECTION 3.5. Absence of Certain Changes or Events. Except as disclosed in the Filed Parent SEC Documents and publicly available prior to the date of this Agreement, since the date of the most recent unaudited financial statements included in the Filed Parent SEC Documents and through the date of this Agreement, Parent has conducted its business only in the ordinary course consistent with past practice, and there has not been:

                  (a) any material adverse change (as defined in Section 9.2) in Parent;

                  (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Parent's capital stock;

                  (c) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

                  (d) any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate would have a materiel adverse effect on parent or any of its subsidiaries;

                  (e) any change in accounting methods, principles or practices by Parent materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles;

                  (f) any Tax election that individually or in the aggregate would have a material adverse effect on Parent or any of its Tax attributes or any settlement or compromise of any material income Tax liability;

                  (g) any incurrence of any material obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), except items incurred in the ordinary course of business and consistent with past practice;

                  (h) any cancellation of any debts or claims, or waiver of any rights, of substantial value;

                  (i) any sale, transfer, conveyance, encumbrance or grant of any security interest in any of Parent's assets (whether real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice; or

                  (j) any agreement, whether in writing or otherwise, to take any action described in this Section 3.5.

         SECTION 3.6. Litigation. There is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its subsidiaries that individually or in the aggregate would have a material adverse effect on Parent, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the knowledge of Parent, investigation by any Governmental Entity involving, Parent or any of its subsidiaries that individually or in the aggregate would have a material adverse effect on Parent.

         SECTION 3.7. Compliance with Laws. Parent and each of its subsidiaries is in compliance with all applicable statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any Governmental Entity (collectively, "Legal Provisions") applicable to its business or operations, except for instances of possible noncompliance that, individually or in the aggregate, would not have a material adverse effect on Parent or prevent or materially delay the consummation of the Merger. Parent and each of its subsidiaries has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights, including all authorizations under Environmental Laws (as defined in Section 2.9) ("Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, and there has occurred no default under, or violation of, any such Permit, except for the lack of Permits and for defaults under, or violations of, Permits which lack, default or violation individually or in the aggregate would not have a material adverse effect on Parent. Except as disclosed in the Filed Parent SEC Documents, Parent has not received any notice or other communication from any Governmental Entity alleging any violation of any Legal Provision by Parent.

         SECTION 3.8. Taxes. Parent has not taken any action nor does it have any knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code.

         SECTION 3.9. Title to Properties. Parent and each of its subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not materially interfere with the ability of Parent or any of its subsidiaries to conduct its business as currently conducted. All such material assets and properties, other than assets and properties in which Parent or any of its subsidiaries has a leasehold interest, are free and clear of all Liens and except for Liens that individually or in the aggregate would not materially interfere with the ability of Parent and each of its subsidiaries to conduct its business as currently conducted. Parent and each of its subsidiaries has complied in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Parent and/or one or more of its subsidiaries enjoys peaceful and undisturbed possession under all such material leases, except for failures to do so that would not individually or in the aggregate have a material adverse effect on Parent.

         SECTION 3.10. Voting Requirements. No vote of or other action by the holders of Parent's Common Stock (or securities convertible into Parent's Common Stock) is necessary in connection with the approval of this Agreement or the consummation by Parent of the transactions contemplated by this Agreement.

         SECTION 3.11. Brokers; Schedule of Fees and Expense. Except for fees of approximately $400,000 to be paid to Broadview Associates, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

         SECTION 3.12. Accounting Matters. Parent has not taken or agreed to take any action that would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

         SECTION 3.13. Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         SECTION 4.1. Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, the Company shall carry on its business in the ordinary course consistent with the manner as heretofore conducted and, to the extent consistent therewith, use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensers, licensees, distributors and others having business dealings with it. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, the Company shall not:

                  (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of; any of its capital stock except for dividends or distributions sufficient to cover but not exceed S corporation Tax liability of the Company's shareholders which dividend shall represent 1998 through the close of the S corporation tax year, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) purchase, redeems or otherwise acquire any share of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (b) amend its Articles of Incorporation, Bylaws or other comparable charter or organizational documents;

                  (c) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets of or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (ii) any assets which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $100,000, except purchases of inventory in the ordinary course of business consistent with past practice;

                  (d) take any action that would, or that could reasonably be expected to, result in (i) any of its representations and warranties set forth in this Agreement that are qualified as to materiality becoming untrue,
(ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied;

                  (e) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

                  (f) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except sales of inventory in the ordinary course of business consistent with past practice;

                  (g) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than advances to employees in the ordinary course in accordance with past practice;

                  (h) except capital expenditures in connection with the Company's facility expansion project as disclosed in Section 2.6 of the Company Disclosure Schedule, make or agree to make any new capital expenditure or expenditures which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $100,000;

                  (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Interim Financials or incurred in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which the Company is a party;

                  (j) except in the ordinary course of business, modify, amend or terminate any material contract or agreement to which the Company is a party or waive, release or assign any material rights or claims thereunder;

                  (k) enter into any contracts, agreements, arrangement or understandings relating to the distribution, sale or marketing by third parties of the Company's products or products licensed by the Company;

                  (l) except as required to comply with applicable law, (i) adopt, enter into, terminate or amend any Benefit Plan or other arrangement for the benefit or welfare of any director, officer or current or former employee,
(ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases of cash compensation or cash bonuses in the ordinary course of business consistent with past practice), (iii) pay any benefit not provided for under any Benefit Plan, (iv) except as permitted in clause (ii), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder) or (v) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan;

                  (m)      form any subsidiary to the Company; or

                  (n) authorize any of, or commit or agree to take any of, the foregoing actions.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         SECTION 5.1. Registration of Parent Common Stock. In accordance with a registration rights agreement substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), Parent shall prepare and file within 15 days after the Closing Date a registration statement on Form S-3 under the Securities Act covering the Consideration Common Issued pursuant to the Merger and held by signatory(ies) to the Registration Rights Agreement (the "Holders") as of the filing date. Parent shall use commercially reasonable efforts to cause the S-3 to become effective prior to the expiration of the lockup period set forth in the Company Affiliate Agreement (as defined below). During the period from the filing of the S-3 until it is declared effective, Parent shall keep the Holders reasonably informed concerning the status of the S-3 and provide the Holders with copies of all material correspondence with the SEC.

         SECTION 5.2. Access to Information; Confidentiality. The Company shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time.

         SECTION 5.3. No Solicitation. The Company shall not, nor shall it authorize or permit any of its officers, directors or employees or any investment banker, attorney or other advisor or representative retained by it to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Takeover Proposal (as hereinafter defined) or (ii) participate in my discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of the Company or any investment banker, attorney or other advisor or representative of the Company, acting on behalf of the Company, shall be deemed to be a breach of this Section 5.3 by the Company. For purposes of this Agreement, "Takeover Proposal" means any proposal or offer from any person relating to any direct or indirect acquisition or purchase of a substantial amount of assets of the Company (other than products of the Company) or more than a 20% interest in the total voting securities of the Company or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or amore of any class of equity securities of the Company or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement or the Shareholder Agreement.

         SECTION 5.4. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other land, will consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form theretofore agreed to by the parties.

         SECTION 5.5. Letters of the Company's Accountants. The Company shall use its reasonable efforts to cause to be delivered to Parent a letter from Donald Tuschaus & Company, addressed to the Board of Directors of the Company, dated as of the Closing Date, stating that no conditions exist that would preclude the Company from being a Party to a business combination for which the pooling of interest method of accounting would be available under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations (as such criteria relate of the Company and not Parent). Such letter shall be subject to customary qualifications and assumptions.

         SECTION 5.6. Letters of Parent's Accountants. Parent shall use its reasonable efforts to cause to be delivered to Company letter from Arthur Andersen LLP, addressed to the Board of Directors of the Parent, dated as of the Closing Date, stating that no conditions exist that would preclude the Parent from being a Party to a business combination for which the pooling of interest method of accounting would be available under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations (as such criteria relate to the Parent and not Company.) Such letter shall be subject to customary qualifications and assumptions.

         SECTION 5.7.      Affiliates; Lockup Agreements.

                  (a) Company hereby advises Parent that [Roger R. Mayer is the sole person] who is an affiliate of the Company for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. The Company shall use its reasonable efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached hereto as Exhibit D (the "Company Affiliate Agreement").

                  (b) As it deems appropriate, Parent shall procure, on or prior to the Effective Time, an affiliate letter in the form attached hereto as Exhibit E executed by appropriate affiliates of the Parent (the "Parent Affiliate Agreement").

         SECTION 5.8. Pooling of Interests. Each of the Company and Parent will use reasonable efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by each of the Company's and Parent's independent public accountants, and by the SEC, respectively, and each of the Company and Parent agrees that it well voluntarily take no action that would cause web accounting treatment not to be obtained.

         SECTION 5.9. Tax Treatment. Each of Parent and the Company shall not take any action and shall not fail to take any action which action or failure to act would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

         SECTION 5.10. FIRPTA. The Company shall deliver to the Internal Revenue Service a notice that the Company Common Stock is not a "U.S. Real Property Interest" as defined in and in accordance with the requirements of
Section 897 of the Code and the Treasury Regulations thereunder.

         SECTION 5.11. NMS Listing. Parent shall use its reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the Nasdaq Stock Market National Market, subject to official notice of issuance, prior to the Closing Date.

         SECTION 5.12. Stop Transfer. The Company shall not register the transfer of any Certificate representing any Subject Shares (as defined in the Shareholder Agreement), unless such transfer is made to Parent or Sub or otherwise in compliance with the Shareholder Agreement. The Company will inscribe upon any Certificate representing Subject Shares tendered by a Shareholder (as defined in the Shareholder Agreement) for such purpose the following legend: "THE SHARES OF COMMON STOCK, NO PAR VALUE, OF MANU-TRONICS, INC. REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDER AGREEMENT DATED AS OF MARCH 30, 1999, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, EXCEPT IN ACCORDANCE THEREWITH. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF MANU-TRONICS, INC."

         SECTION 5.13. Non-Competition Agreement. At the Effective Time, the Company and Roger R. Mayer shall have executed a Non-Competition Agreement in the form attached hereto as Exhibit F. Such Non-Competition Agreement shall restrict Mr. Mayer from engaging in a business that is competitive with the current business of the Company or of any of its subsidiaries for a 60-month term after the Effective Time.

         SECTION 5.14. Certain Tax Matters. Notwithstanding any other provision in this Agreement to the contrary, the following covenants will survive the Merger through the applicable statute of limitation from the date hereof until the Effective Time; (i) the Company will file all Tax Returns and reports ("Post-Signing Returns") required to be filed by it; (ii) the Company will timely pay all Taxes due and payable with respect to such Post-Signing Returns that are so filed; (iii) the Company will make provision for all fares payable by the Company for which no Post-Signing

Return is due prior to the Effective Time; (iv) the Company will promptly notify Parent of any action, suit, proceeding, claim or audit (collectively, "Actions") pending against or with respect to the Company in respect of any Tax where there is a reasonable possibility of a determination or decision which would have a material adverse effect on the Company's Tax liabilities or Tax attributes and will not settle or compromise any such Action without Parent's consent; and (v) the Company will not make any material Tax election.

         SECTION 5.15.     Reasonable Efforts; Notification.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the mot expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid an action or proceeding by any Governmental Entity, (ii) the obtaining of all necessary consents, approvals of waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, the Shareholder Agreement or any other transactions contemplated by this Agreement or the Shareholder Agreement, use all reasonable efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the term contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger, this Agreement, the Shareholder Agreement and the other transaction contemplated by this Agreement or the Shareholder Agreement. Nothing in this Agreement shall be deemed to require Parent to dispose of any significant asset or collection of assets.

                  (b) The Company shall give prompt notice to Parent of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         SECTION 5.16. Fees and Expenses. All fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that legal, accounting, financial advisory and other transactional expenses incurred by the Company shall be paid by the shareholders of the Company and shall not be paid by, or otherwise become an obligation or liability of, the Company except accounting fees for tax preparation for the year ended September 27, 1998 and for the period from that date to the close of the S corporation tax year.

         SECTION 5.17. Executive Compensation Matters. Parent shall enter into an employment agreement with Roger R. Mayer in the form attached hereto as Exhibit G. Parent shall grant to Mr. Mayer a nonstatutory option to purchase 50,000 shares of Parent Common Stock at a purchase price equal to the fair market value of Parent Common Stock at the date of grant. Such stock option shall vest over a five year period, with one fifth of such shares vesting one year after the Closing Date and the remaining shares vesting in equal monthly installments thereafter.

         SECTION 5.18. Facility Lease. At the Effective time, Parent and Roger R. Mayer shall have executed a Lease Agreement in the form attached hereto as Exhibit H for the land and buildings comprising the Company's principal facility.

         SECTION 5.19. S Corporation Tax Matters. Notwithstanding any other provision in this Agreement to the contrary, the following covenants will survive the Merger through the expiration of the applicable statutes of limitations:

                  (a) The Company shall maintain its tax status as an S corporation up to the Closing Date, and the Stockholders, as defined below, shall not revoke or otherwise terminate the election of the Company to be treated as an S corporation.

                  (b) The Company shall allocate, and the Stockholders agree to so allocate, tax items to its S corporation taxable year ending upon the Closing Date and to its C corporation taxable year beginning upon the Closing Date pursuant to normal tax accounting rules (the "closing of the books" method), rather than by the pro rata allocation method contained in Section 1362(e)(2) of the Code. The Company and each of the Stockholders agree to take all actions and make all elections and consents described pursuant to Treasury Regulation Section 1.1362-6 that may be necessary to use the closing of the books method.

                  (c) The shareholders of the Company shall be responsible for timely filing all federal and state Tax returns of the Company for taxable periods ending on or prior to the Effective Time of the Merger and have paid or will pay all income taxes attributable to the income of the Company for such periods. Such return swill be prepared and filed in accordance with applicable law and in a manner consistent with past practices and shall be subject to prior review and approval by Parent. After the Effective Time of the Merger, Parent and the Company, on the one hand, and the shareholders of the Company, on the other hand, will make available to the other, as reasonably requested, all information, records or documents relating to the liability for Taxes of the Company for all periods ending on or prior to the Effective Time of the Merger and will preserve such information records or documents until the expiration of any applicable statute of limitations or extensions thereof.

                  (d) Each of the holders of Company Common Stock set forth on Section 2.3 of the Company Disclosure Schedule (the "Stockholders") hereby indemnifies and agrees to hold the Company harmless from, against and in respect for any U.S. federal or state income Tax liability (including interest and penalties), if any, resulting from the Company failing to qualify as an S corporation under Section 1361(a)(1) of the Code or any state counterpart as enacted and in effect prior to the Closing Date, for every taxable year on or before the Closing Date as to which the Company filed or files Tax returns claiming status as an S corporation.

                  (e) If the Stockholders are required to make any payment under Section 5.19(b), such Stockholders shall make such payment within thirty
(30) days after the final determination (as such term is defined in Section 1313(a) of the Code) of any Tax liability resulting in a claim for indemnification.

                  (f) The Company shall be entitled to any refund of Taxes imposed on the Company, provided, that if the Stockholders are required to make any payments pursuant to Section 5.19(b) hereof and the Company thereafter receives a refund of any Taxes to which such payments relate, the Company, within ten (10) days of receipt of such refund, shall pay over to the Stockholders their pro rata portion of any refund, including any interest received with respect thereto.

                                   ARTICLE VI
                       CONDITIONS PRECEDENT TO THE MERGER

         SECTION 6.1. Conditions to Obligations of Each Party to Effect the Merger. The respective obligation of each party to effect the merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Shareholder Approval. This Agreement shall have been approved and adopted by the shareholders of the Company.

                  (b) National Market Listing. The shares of Parent Company Stock issuable to the Company's shareholders pursuant to this Agreement shall have been approved for listing on the Nasdaq Stock Market National Market, subject to official notice of issuance.

                  (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

                  (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

         SECTION 6.2. Additional Conditions to Obligation of the Company. The obligations of the Company to effect the Merger is further subject to the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

                  (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

         SECTION 6.3. Additional Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of the Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

                  (c) Ancillary Agreements. Parent shall have received executed copies of the agreements contemplated by Sections 5.7, 5.13 and 5.18 hereof.

                  (d) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity, (i) challenging the acquisition by Parent or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger, seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent or Sub or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of Parent's subsidiaries of any material portion of any business or of any assets of the Company, Parent or any of Parent's subsidiaries, or to compel the Company, Parent or any of Parent's subsidiaries to dispose of or hold separate any material portion of any business or of any assets of the Company, Parent or any of Parent's subsidiaries, as a result of the Merger or (iii) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company.

                  (e) No Material Adverse Change. At any time on or after the date of this Agreement until the time of the Closing there shall not have occurred any material adverse change (as defined in Section 9.2) in the business properties, assets, liabilities (contingent or otherwise), financial condition or results of operations of the Company.

                  (f) Pooling Letters. Parent and the Company shall have received letters from Arthur Andersen LP and Donald Tushaus & Co., dated as of the Closing Date, addressed to Parent and the Company, respectively, stating in substance that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

                  (g) Dissenter's Rights. No shareholders of Company shall have exercised dissenters' rights of appraisal under the Wisconsin Law.

                  (h) Indemnification Agreement. Roger R. Mayer, an individual, and Roger R. Mayer, as Trustee of The Roger R. Mayer Revocable Living Trust Dated 10/2/96, shall have executed the Indemnification Agreement in the form attached hereto as Exhibit I.

                                   ARTICLE VII
                      SURVIVAL, ESCROW AND INDEMNIFICATION

         SECTION 7.1. Survival of Representations and Warranties. Except for Sections 2.14, 5.14 and 5.19 which shall survive the Merger through the expiration of the applicable statutes of limitations, all of Parent's and the Company's representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Parent/Sub Disclosure Schedule and the Company Disclosure Schedule, respectively) shall survive the Merger and continue until the date which is 12 months following the Closing Date (the "Expiration Date").

                  (a) Escrow Fund. At the Effective Time, the holders of Consideration Common Shares will be deemed to have received and deposited with the Escrow Agent the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any shareholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any shareholder, will be deposited with the Escrow Agent, such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein (and in the Escrow Agreement) and at Parent's cost and expense. The Escrow Fund shall be available to compensate Parent and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorney's fees and expenses and expenses of investigation and defense (hereinafter individually a "Loss" and collectively, "Losses") incurred by Parent, its officers, directors, agents. employees, shareholders or affiliates (including the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation of the Company contained herein (as modified by the Company Disclosure Schedule and without regard to any materiality qualification in individual representations. or warranties), or (ii) any failure by the Company to perform or comply with any covenant contained herein. Parent and the Company each acknowledge that such Losses, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the Merger Consideration. Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in Section 7.2(d) below) identifying Losses have been delivered to the Escrow Agent as provided in Section 7.2(e).

                  (b) Escrow Period; Distribution upon Termination of Escrow Periods. Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate as provided in Section 7.3(b) (the "Escrow Period"); provided that the Escrow Period shall not terminate with respect to such amount (or some portion thereof) that, together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Parent, subject to the objection of the Shareholder Agent in the manner provided in Section 7.2(d), to satisfy any unsatisfied Losses concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the holders of Shares the remaining portion of the Escrow Fund not required to satisfy such claims. Deliveries of Escrow Amounts to the holders of Shares pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund.

                  (c)      Protection of Escrow Fund.

                           (i)      The Escrow Agent shall hold and safeguard
the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                           (ii)     Any shares of Parent Common Stock or other
equity securities issued or distributed by Parent (including shares issued upon a stock split, stock dividend or recapitalization) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

                           (iii)    Each shareholder shall have voting rights
with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such shareholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

                  (d)      Claims Upon Escrow Fund.

                           (i)      Upon receipt by the Escrow Agent at any time
on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"): (A) stating that Parent has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount determined pursuant to Section 7.2(d)(ii) equal to such Losses.

                           (ii)     For the purposes of determining the number
of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to Section 7.2(d)(i), the shares of Parent Common Stock shall be valued at the Average Stock Price (as defined below). The "Average Stock Price" shall equal the average of the last reported sale prices of the Parent's Common Stock, as quoted on the Nasdaq National Market, over the ten (10) trading days ending on the day prior to which shares of Parent Common Stock are to be delivered to Parent in satisfaction of indemnification claims.

                  (e) Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Shareholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(d) unless the Escrow Agent shall have received written authorization from the Shareholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 7.2(d), provided that no such payment or delivery may be made if the Shareholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

                  (f) Resolution of Conflicts. In case the Shareholder Agent shall so object, in writing to any claim or claims made in any Officer's Certificate, the Shareholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof. If no such agreement can be reached after good faith negotiation, either Parent and the Shareholder Agent will participate in a mutually agreeable form of non-binding mediation for a period of up to 60 days. Each party shall bear its own costs and expenses of such mediation, and each party shall pay one-half of the costs and fees of the mediator. If no resolution can be achieved during such 60-day period, the parties may seek legal remedies in accordance with Section 9.8 hereof.

                  (g)      Shareholder Agent; Power of Attorney.

                           (i)      In the event that the Merger is approved,
effective upon such vote, and without further act of any shareholder, Roger R. Mayer shall be appointed as agent and attorney-in-fact (the "Shareholder Agent") for each holder of Consideration Common shares, for and on behalf of shareholders, to execute the Escrow Agreement, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Shareholder Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of Shares prior to the Effective Time, and after the Effective Time by the former holders of Shares as of the Effective Time from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Shareholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal. Any vacancy in the position of Shareholder Agent may be filled by approval of the holders of a majority in interest in the Escrow Fund. No bond shall be required of the Shareholder Agent, and the Shareholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Shareholder Agent shall constitute notice to or from each of the holders of Shares.

                           (ii)     The Shareholder Agent shall not be liable
for any act done or omitted hereunder as Shareholder Agent while acting in good faith and in the exercise of reasonable judgment. The shareholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Shareholder Agent and hold the Shareholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Shareholder Agent and arising out of or in connection with the acceptance or administration of the Shareholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholder Agent.

                  (h) Actions of the Shareholder Agent. A decision, act, consent or instruction of the Shareholder Agent shall constitute a decision of all the holders of Shares for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such shareholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Shareholder Agent as being the decision, act, consent or instruction of each and every such shareholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Agent.

                  (i) Third-Party Claims. In the event Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Shareholder Agent of such claim, and the Shareholder Agent, as representative for the holders of Shares, shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Shareholder Agent which shall not be unreasonably withheld, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Shareholder Agent has consented to any such settlement and acknowledged that the claim is a valid claim against the Escrow Fund, the Shareholder Agent shall have no power or authority to object under any provision of this Section 7.2 to the amount of any claim by Parent against the Escrow Fund with respect to such settlement.

                  (j) Escrow Agent's Duties. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in the Escrow Agreement.

                  (k)      Fees.

         SECTION 7.2.      Limitation of Remedies.

                  (a) Except for Sections 2.14, 5.14 and 5. 19, which shall survive the Merger through the expiration of the applicable statutes of limitations and which shall not be subject to the limitation of remedies set forth in this Section 7.2, Parent and Sub acknowledge and agree that, in the event the Merger is completed, the indemnification provisions in this Section
7.2 shall be the exclusive remedy of Parent and Sub for Losses described in
Section 7.2, except in the event of fraud, including both active fraud and fraudulent concealment by the Company, its officers, directors, employees, agents or one or more former shareholder(s) of the Company against whom recovery for such fraud is sought.

                  (b) At the six (6) month anniversary of the Effective Time, an amount equal to (X) one-half of the number of shares of Parent Common Stock in the Escrow Fund minus (Y) the number of shares of Parent Common Stock which are, at such date, claimed by Parent to be deliverable to Parent in satisfaction of claims identified in Officer's Certificates minus (Z) the number of shares of Parent Common Stock which have, as of such date, been delivered to Parent from the Escrow Fund in satisfaction of claims shall be released from the Escrow Fund to the record holders of such shares of Parent Common Stock. At the one-year anniversary of the Effective Time, the escrow shall terminate and all shares in the Escrow Fund, except shares that have been delivered to Parent under Article VII or, the number of shares of Parent Common Stock which are, at such date, claimed by Parent to be deliverable to Parent in satisfaction of claims identified in Officers' Certificates, shall be distributed to the former Company shareholders.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 8.1. Termination. This Agreement may be terminated. and the Merger contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval of matters presented in connection with the Merger by the shareholders of the Company:

                  (a) by mutual written consent of Parent, Sub and the Company;

                  (b)      by either Parent or the Company:

                           (i)      if the Merger shall not have been
consummated by March 30, 1999 for any reason, provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a willful and material breach of this Agreement;

                           (ii)     if any Restraint having any of the effects
set forth in Section 6.1(d) shall be in effect and shall have become final and nonappealable.

                  (c) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any such representation or warranty or Parent shall have become inaccurate, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its reasonable efforts, then (i) the Company may not terminate this Agreement under this Section 8.1(c) with respect to a particular breach or inaccuracy prior to or during the 45-day period commencing upon delivery by the Company of written notice to Parent describing such breach or inaccuracy, provided Parent continues to exercise reasonable efforts to cure such breach or inaccuracy and (ii) the Company may not, in any event, terminate this Agreement under this Section 8.1(c) if such inaccuracy or breach shall have been cured in all material respects during such 45-day period; and, provided further that the Company may not terminate this Agreement pursuant to this Section 8.1(c) if it shall have willfully and materially breached this Agreement; or

                  (d) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any such representation or warranty of the Company shall have become inaccurate, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the can may be, would not be satisfied as of the time of such breach or as of the time such representations and warranties or breach by the Company is curable by the Company through the exercise of its reasonable efforts, then (i) Parent may not terminate this Agreement under this
Section 8.1(d) with respect to a particular breach or inaccuracy prior to or during the 45-day period commencing upon delivery by Parent of written notice to the Company describing such breach or inaccuracy, provided the Company continues to exercise reasonable efforts to cure such breach or inaccuracy and (ii) Parent may not, in any event, terminate this Agreement under this Section 8.1(d) if such inaccuracy or breach have been cured in all material respects during such 45-day period; and, provided further that Parent may not terminate this Agreement pursuant to this Section 8.1(d) if it shall have willfully and materially breached this Agreement.

         SECTION 8.2. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of the last sentence of Section 5.3, Section 5.5, Section 5.6, this
Section 8.2 and Article VIII and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

         SECTION 8.3. Amendment. This Agreement may be amended by the parties hereto at any time before or after any required approval of matters presented in connection with the Merger by

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

the shareholders of the Company; provided, however, that after any such approval there shall be made no amendment that by law requires further approval by such shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 8.4. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 8.3, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE IX
                               GENERAL PROVISIONS

         SECTION 9.1. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  if to Parent or Sub, to:

                  Sanmina Corporation
                  355 East Trimble Road
                  San Jose, California  95131
                  Attention: Randy Furr, President

                  with a copy to:

                  Wilson Sonsini Goodrich & Rosati
                  Professional Corporation
                  650 Page Mill Road
                  Palo Alto, CA 94304
                  Attention: Christopher D. Mitchell

                  if to the Company, to:

                  Manu-tronics, Inc.
                  8701 100th Street
                  Kenosha, Wisconsin  53142
                  Attention: Roger R. Mayer
                  with a copy to:

                  O'Connor & Willems, S.C.
                  6633 Green Bay Road
                  Kenosha, WI 53142
                  Attention: Cletus Willems

         SECTION 9.2.      Definitions. For purposes of this Agreement:

                  an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

                  "material adverse change" or "material adverse effect" means, when und in connection with the Company or Parent, any change or effect (or any development that insofar as can reasonably be foreseen, is likely to result in any change or effect) that is materially adverse to the business, properties, assets, liabilities (contingent or otherwise), financial condition or results of operations of either the Company and its subsidiaries or Parent and its subsidiaries, taken as a whole, as the case may be;

                  a "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization of other entity; and

                  a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

         SECTION 9.3. Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         SECTION 9.4. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

         SECTION 9.5. Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Exhibits hereto and the ancillary agreements contemplated hereby constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and such Exhibits and ancillary agreements.

         SECTION 9.6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 9.7. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         SECTION 9.8. Enforcement. The parties agree that irreparable damage would occur in the even that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breached of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Wisconsin or in any Wisconsin state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of parties hereto (a) consents to submit itself to the personal jurisdiction of any court of the United States located in the State of Wisconsin or of any Wisconsin state court in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the State of Wisconsin or a Wisconsin state court.

         SECTION 9.9. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

             [The remainder of this page intentionally left blank.]

                            ARTICLES OF INCORPORATION

                                       OF

                        SANM ACQUISITION SUBSIDIARY, INC.

                         STOCK (FOR PROFIT) CORPORATION

Executed by the undersigned for the purpose of forming a Wisconsin for-profit corporation under Chapter 180 of the Wisconsin Statutes repealed and recreated by 1989 Wis. Act 303:

                                    ARTICLE I

         The name of this corporation is SANM ACQUISITION SUBSIDIARY, INC.

                                   ARTICLE II

         The corporation is authorized to issue one class of shares to be designated "Common Stock". The number of shares of Common Stock authorized to be issued is One Thousand (1,000).

                                   ARTICLE III

         The street address of the initial registered office in the State of Wisconsin is 44 East Mifflin Street, Madison, Wisconsin 53703.

                                   ARTICLE IV

         The name of the initial registered agent at the above registered office is CT Corporation System.

                                    ARTICLE V

         The name and complete address of the incorporator are as follows:

                              RoseAnn M. Rotandaro
                        Wilson Sonsini Goodrich & Rosati
                               650 Page Mill Road
                               Palo Alto, CA 94304

         Executed on March 10, 1999.

                                                  /s/  RoseAnn M. Rotandaro
                                                 -------------------------------
                                                 RoseAnn M. Rotandaro,
                                                 Incorporator

This document was not drafted in Wisconsin.

         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

SANMINA CORPORATION

By:  /s/  Randy W. Furr
    -----------------------------

Name: Randy W. Furr

Title: President

SANM ACQUISITION SUBSIDIARY, INC.

By:  /s/  Randy W. Furr
    -----------------------------

Name: Randy W. Furr

Title: President

MANU-TRONICS, INC.

By:  /s/  Roger R. Mayer
    -----------------------------

Name: Roger R. Mayer

Title: President

SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER
DATED AS OF MARCH 30, 1999 AMONG
SANMINA CORPORATION, SANM ACQUISITION SUBSIDIARY, INC.
AND MANU-TRONICS, INC.

                                       -2-